Exhibit 99.2

Caribou Biosciences Announces Pricing of Upsized $125 Million Public Offering

BERKELEY, CA, July 13, 2023 (GLOBE NEWSWIRE) – Caribou Biosciences, Inc. (Nasdaq: CRBU) (https://www.cariboubio.com/), a leading clinical-stage CRISPR genome-editing biopharmaceutical company, today announced the pricing of an upsized underwritten public offering of 19,230,769 shares of its common stock at a public offering price of $6.50 per share. All of the common stock to be sold in the offering will be offered by Caribou. The gross proceeds to Caribou from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $125 million, excluding any exercise of the underwriters’ option. Caribou has granted the underwriters a 30-day option to purchase up to an additional 2,884,615 shares of its common stock at the public offering price per share, less underwriting discounts and commissions.

The offering is expected to close on or about July 18, 2023, subject to satisfaction of customary closing conditions.

BofA Securities, Leerink Partners, Evercore ISI, and RBC Capital Markets are acting as book-running managers for the proposed offering.

The securities are being offered by Caribou pursuant to an effective shelf registration statement on Form S-3 that was previously filed with the U.S. Securities and Exchange Commission (SEC) on August 9, 2022. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the proposed public offering may be obtained, when available, from: BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; Leerink Partners, 53 State Street, 40th Floor, Boston, MA 02109, or by email at syndicate@leerink.com; Evercore ISI, Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200 or by email at ecm.prospectus@evercore.com; RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, 8th Floor, New York, NY, 10281, or by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Caribou Biosciences, Inc.
Caribou Biosciences is a clinical-stage CRISPR genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. The company’s genome-editing platform, including its Cas12a chRDNA technology, enables superior precision to develop cell therapies that are armored to potentially improve antitumor activity. Caribou is advancing a pipeline of off-the-shelf cell therapies from its CAR-T and CAR-NK platforms as readily available treatments for patients with hematologic malignancies and solid tumors.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements related to Caribou’s expectations with respect to the size, completion and timing of the closing of the offering. No assurance can be given that the offering discussed above will be completed on the terms or timing described in this release or at all. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, changes in market conditions and the satisfaction of customary closing conditions, as well as other risk factors described from time to time in Caribou’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Caribou undertakes no obligation to update publicly any forward-looking statements for any reason.

Caribou Biosciences, Inc. Contacts:
Investors:
Amy Figueroa, CFA
investor.relations@cariboubio.com

Media:
Peggy Vorwald, PhD
media@cariboubio.com

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